UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 10, 2010, Switch and Data CA Nine LLC (“Tenant”), a wholly owned subsidiary of Equinix, Inc. (“Equinix”), and 529 Bryant Street Partners LLC (“Landlord”), entered into an agreement pursuant to which Landlord agreed to dismiss its lawsuit against Tenant, and waive and release all claims against Tenant related thereto, in respect of Tenant’s lease of a data center located at 529 Bryant Street in Palo Alto, California. Landlord had filed a lawsuit in Santa Clara Superior Court against Tenant on September 10, 2010, as previously disclosed by Equinix on a Form 8-K filed September 17, 2010. In connection with the settlement, Tenant agreed to an increase in rent under the lease and Landlord agreed to certain improved non-monetary lease terms. Equinix also agreed to guaranty the obligations of Tenant under the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: November 16, 2010	By:	/S/ KEITH D. TAYLOR
Keith D. Taylor Chief Financial Officer